UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2016 (June 27, 2016)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On June 27, 2016 Tecogen Inc., (the "Company") made its first amendment to two warrants it had with offshore investors that were originally purchased, pursuant to two subscription agreements, for 900,000 shares of the Company's common stock at an exercise price of $4.00 per share, related to their investment in the Company's joint venture, Ultra Emissions Technology, Ltd. A form of the original two warrants was filed with the Securities and Exchange Commission in the Company's report on Form 8-K filed on December 31, 2015. This first amendment to these two warrants extends the expiration date from June 28, 2016, to July 28, 2016. All other terms of the two warrants remain the same.

Item 3.02     Unregistered Sale of Equity Securities

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The offer and sale of the shares described in Item 1.01 of this Current Report on Form 8-K was made in a private placement without registration under the Securities Act of 1933, as amended, or the Securities Act, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.39	Form of Warrant Amendment dated June 27, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Robert Panora
June 30, 2016	Robert Panora, President